CONFIDENTIAL SEVERANCE AGREEMENT
                        --------------------------------

         This Confidential Severance Agreement ("Agreement") is made in the State of Arizona by and between Albert J. Boos, Jr. ("Employee"), and VIASOFT, Inc., a Delaware corporation, its direct and indirect subsidiaries and affiliates, and its and their respective businesses (the "Company").

                                    RECITALS
                                    --------

         WHEREAS, Employee is employed by the Company; and

         WHEREAS, the parties have mutually agreed that Employee will resign as an officer and employee of the Company; and

         WHEREAS, the parties desire to express in a written agreement their mutual agreements, covenants, promises, and understandings with respect to the termination of Employee's employment relationship.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions contained in this Agreement, the parties agree and declare as follows:

         1. Termination Of Employment. Employee shall deliver his resignation as an employee and officer of the Company to be effective as of January 29, 1996 (the "Termination Date"), and the Company shall accept such resignation. The Company shall pay Employee on or before January 31, 1996, for his regular existing salary through January 31, 1996, his accrued but unused vacation time in the amount of $7,338.46 (seven thousand three hundred thirty-eight and 46/100 dollars), net of applicable withholding taxes, and his incentive bonus for the quarter ending December 31, 1995, in the amount of $3,500.00 (three thousand five hundred dollars), net of applicable withholding taxes. Employee acknowledges that following payment of the amounts set forth in the previous sentence, the Company will have paid Employee all wages and compensation to which he was entitled as an employee of the Company. The parties acknowledge and agree that Employee shall not be an employee of the Company after the Termination Date, notwithstanding Employee's continued receipt of certain sums as described in this Agreement.

         2.       Severance Benefits And Conditions.

         a. Severance Pay. Upon satisfaction of the conditions described in paragraph 2(d) below, the Company will: (1) continue paying Employee his existing salary, net of applicable withholding, through July 31, 1996, on the Company's regular pay days; and

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                                                                          Page 1
                                  EXHIBIT 10.1
                                  ------------

(2) continue Employee's group health plan coverage through July 31, 1996, with Employee's portion of the premium for such coverage deducted from the severance payments described above. The Company also shall reimburse Employee for any valid business expenses he incurred prior to January 26, 1996, in accordance with the Company's Travel and Expense policy, provided the expenses are submitted to the Company on or before February 29, 1996. The Company also shall reimburse Employee for amounts, if any, for which Employee is entitled to reimbursement under the Company's Employee Stock Purchase Plan through and including the Termination Date.

                  b. Stock. Effective upon satisfaction of the conditions described in paragraph 2(d)(1) and 2(d)(2) below, the Company hereby agrees that the restricted stock agreement and stock option agreements described on Exhibit A (the "Stock Agreements") are hereby amended to provide for acceleration of vesting as set forth in such Exhibit, and hereby waives certain rights in connection with the Stock Agreements as further set forth in such Exhibit. All other terms and conditions of the Stock Agreements shall remain in full force and effect.

                  c. Outplacement Assistance. The Company will be responsible for the costs that Employee incurs in connection with the use of a professional outplacement assistance firm, to be designated by Employee; provided, however, that the Company shall not be obligated under this subparagraph for any costs for outplacement assistance in excess of $2,500.00 (two thousand five hundred dollars).

                  d. Conditions. Employee will be entitled to receive the severance benefits and other consideration set forth in this Agreement provided that:

                           (1) Employee has not revoked  this  Agreement  within
the applicable revocation period described in paragraph 11 below; and

                           (2) The Company  has  received  written  confirmation
from Employee, in the form attached hereto as Exhibit B, dated not earlier than the day after the expiration of the applicable revocation period described in paragraph 11 below, that Employee has not revoked and will not revoke this Agreement; and

                           (3)  Employee  makes  himself  available  between the
Termination Date and February 15, 1996, for telephone calls and meetings as deemed necessary by the Company to ensure an orderly transition, provided that Employee may exercise any options under the Stock Agreements, as amended, immediately upon satisfaction of the conditions set forth in subparagraphs 2(d)(1) and (2)(d)(2), above.

                  e. Consideration. Employee acknowledges that it is not the Company's usual policy to provide all of the severance benefits and other consideration set forth in this Agreement, and that he would not be entitled to those benefits and consideration if he were not releasing his Claims under this Agreement.

- --------------------------------------------------------------------------------

         3.       Mutual Waiver And Release Of Claims.
                  ------------------------------------

                  a. Employee covenants not to sue for, and waives and releases all of his existing rights to, any relief of any kind from the Company, its insurers, affiliates, divisions, directors, officers, shareholders, employees, agents, successors, assigns, and members ("the Employer"), including without limitation all claims that arise out of or that relate to his employment or the termination of his employment with the Company, all claims that arise out of or that relate to the statements or actions of the Employer or any contract or agreement with the Employer, all claims that arise under the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the Arizona Civil Rights Act, all claims for relief or other benefits under any federal, state, or local statute, ordinance, regulation, or rule of decision, all claims that the Employer engaged in conduct prohibited on any basis under any federal, state, or local statute, ordinance, regulation, or rule of decision, and all claims for attorneys' fees, liquidated damages, punitive damages, costs, and disbursements ("Claims"); provided, however, that this release does not apply to any rights of Employee accrued through and including the Termination Date under Employee's Stock Agreements. If Employee breaches the covenant not to sue described in this paragraph, Employee agrees to indemnify, hold harmless, and reimburse the Employer for attorneys' fees and costs the Employer incurs defending Employee's action.

                  b. The Company covenants not to sue for, and waives and releases all of its existing rights to, any relief of any kind from Employee, including without limitation all claims that arise out of or that relate to Employee's employment or the termination of his employment with the Company, all claims that arise out of or that relate to the statements or actions of Employee or any contract or agreement with the Company, all claims for relief or other benefits under any federal, state, or local statute, ordinance, regulation, or rule of decision, all claims that Employee engaged in conduct prohibited on any basis under any federal, state, or local statute, ordinance, regulation, or rule of decision, and all claims for attorneys' fees, liquidated damages, punitive damages, costs, and disbursements ("Claims"). If the Company breaches the covenant not to sue described in this paragraph, the Company agrees to indemnify, hold harmless, and reimburse Employee for attorneys' fees and costs Employee incurs defending the Company's action.

         4. Indemnification. Notwithstanding any other provision of this Agreement, the Company agrees to indemnify Employee in accord with Article IX of the Company's Restated Certificate of Incorporation dated February 23, 1995, and to do so under the same terms and conditions under which it indemnifies any other officer or director of the Company in accord with that article.

        5. Alteration Of And Amendments To Documents. The Company will use its best efforts to ensure that the Company's documents and records, going forward, including documents and records to be filed or required to be filed with any government authority or

- --------------------------------------------------------------------------------
regulatory agency or body, properly reflect Employee's resignation as an employee and officer of the Company.

        6. Press Release. The parties agree that the Company may issue a press release in the form attached hereto as Exhibit C.

         7.       Mutual Confidentiality.
                  -----------------------

                  a. General Standard. The parties intend that the terms and conditions upon which this matter has been settled, including the provisions of this Agreement ("Confidential Information"), will be forever treated as confidential. Employee and the Company will not disclose Confidential Information to any person or entity at any time, except as provided herein.

                  b.       Exceptions.
                           -----------

                           (1) It will not be a violation of this  Agreement for
Employee to disclose Confidential Information to his attorneys, or as necessary or advisable in compliance with any disclosure obligations under applicable law or accounting rules.

                           (2) It will not be a violation of this  Agreement for
Employee to disclose Confidential Information to his spouse, to his accountants, to his tax planners, or to prospective employers in the course of personal interviews, provided that if Employee discloses Confidential Information to any such person, he must simultaneously inform that person that the information is considered confidential, and request that the person not disclose the information to any other person.

                           (3) It will not be a violation of this  Agreement for
the Company to disclose Confidential Information to its attorneys, to its auditors, to its insurers, to its accountants, to its tax planners, to the Securities and Exchange Commission, National Association of Securities' Dealers, or other governmental entities or self-regulatory organizations, to its affiliates, divisions, directors, officers, shareholders, employees, representatives, or other agents who have a legitimate reason to obtain the Confidential Information in the course of performing their duties or responsibilities for the Company, or as necessary or advisable in compliance with its disclosure obligations under applicable law or accounting rules.

                           (4) It will not be a violation of this  Agreement for
either party to give truthful testimony in response to direct questions asked pursuant to an enforceable court order obtained after providing notice to the other party, which order pays due regard to the concerns for confidentiality expressed by the parties herein.

         8. Non-Disparagement. Employee will not disparage, defame, or besmirch the reputation, character, image, or services of the Company, its affiliates, divisions, directors,

- --------------------------------------------------------------------------------
officers, shareholders, employees, or agents. The Company will not disparage, defame, or besmirch the reputation, character, image, or services of Employee.

         9. Claims Involving The Company. Employee will not recommend or suggest to any potential claimants or plaintiffs or their attorneys or agents that they initiate claims or lawsuits against the Company or any of its affiliates, divisions, directors, officers, shareholders, employees, agents, successors, or assigns, nor will Employee voluntarily aid, assist, or cooperate with any such claims or lawsuits; provided, however, that this paragraph will not be construed to prevent Employee from giving truthful testimony in response to direct
questions   asked  pursuant  to  a  lawful  subpoena  during  any  future  legal proceedings.

         10. Time To Consider Agreement. Employee understands that he may take at least 21 (twenty-one) calendar days to decide whether to sign this Agreement, provided, however, that Employee has requested and the Company has agreed that Employee may execute this Agreement before the expiration of that period if he so chooses. Employee further understands that the Company's offer as set forth in this Agreement shall expire on February 21, 1996, at 5:00 p.m. unless Employee executes the Agreement and the Company receives it prior to that time.

         11. Right To Revoke. Employee understands that he has the right to revoke this Agreement for any reason within 7 (seven) calendar days after he signs it. Employee understands that this Agreement will not become effective or enforceable unless and until he has not revoked it and the applicable revocation period has expired.

         12. Return Of Company Property. Employee agrees to promptly return to the Company all property that belongs to the Company, including without limitation all equipment, supplies, documents, files, computer disks, and Employee agrees to remove from any personal computer all data files containing Company information; provided, however, that Employee may retain on his personal computer the Microsoft Office commercial office software that he used in the performance of services for the Company and that does not contain any data proprietary to the Company or any Company information.

         13. Confidentiality Agreement. Employee acknowledges and reaffirms his obligations under the Company's Employment Confidentiality and Proprietary Information Agreement dated August 5, 1993.

         14. Full Compensation. The payments made and other consideration provided under this Agreement constitute full compensation for and extinguish all Employee's Claims, including, but not limited to, all Claims for attorneys's fees, costs, and disbursements, and all Claims for any type of legal or equitable relief.

         15. No Admission Of Wrongdoing. This Agreement does not constitute an admission that any person or entity violated any local, state, or federal ordinance, regulation, ruling, statute, rule of decision, or principle of common law, or that any person or entity

- --------------------------------------------------------------------------------
engaged in any improper or unlawful conduct or wrongdoing. Employee will not characterize this Agreement or the payment of any money or other consideration in accord with this Agreement as an admission or indication that any person or entity engaged in any improper or unlawful conduct or wrongdoing.

         16. Legal Representation. Employee acknowledges that he has been advised to consult with his own attorneys prior to executing this Agreement, and that he has done so. Employee acknowledges that he has retained and consulted with his own attorneys prior to executing this Agreement. Employee acknowledges that he has had a full opportunity to consider this Agreement, that he has had a full opportunity to ask any questions that he may have concerning this Agreement, and that in deciding whether to sign this Agreement he has not relied upon any statements made by the Company or its attorneys, other than the statements made in this Agreement. Employee further acknowledges that he has read and understands the contents of this Agreement and that he executes this Agreement knowingly and voluntarily and based upon and with the opportunity to obtain independent legal advice of his own choosing.

         17. Authority. Employee represents and warrants that he has the authority to enter into this Agreement, and that he has not assigned any Claims to any person or entity.

         18. Invalidity. In the event that a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or unenforceable in any respect, such a determination will not affect the validity, legality, or enforceability of the remaining provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and enforceable.

         19. Successors And Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors, and assigns.

         20. Entire Agreement. This Agreement and the other agreements referenced herein are intended to and do define the full extent of the legally enforceable undertakings of the parties, and no promises or representations, written or oral, that are not set forth explicitly in this Agreement are intended by any party to be legally binding, and all other agreements and understandings between Employee and the Company relating to Employee's employment with the Company are hereby superseded. No provision of this Agreement shall be amended, waived, or modified except by an instrument in writing, signed by all parties hereto.

         21.   Headings.   The  descriptive   headings  of  the  paragraphs  and
subparagraphs of this Agreement are intended for convenience only, and do not constitute parts of this Agreement.

         22. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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                                                                          Page 6

         23. Governing Law. This Agreement will be construed in accord with, and any dispute or controversy arising from any breach or asserted breach of this Agreement will be governed by, the laws of the State of Arizona.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

                           DATED this 30th day of January, 1996.



                                                     /s/ Albert J. Boos, Jr.
                                                     -----------------------
                                                     Albert J. Boos, Jr.


                           DATED this 1st  day of February, 1996.

                                                     VIASOFT, INC.



                                                     By:/s/ Steven D. Whiteman
                                                        ----------------------
                                                        Steven D. Whiteman
                                                        President & CEO


STATE OF ARIZONA                    )
                                    ) ss.
COUNTY OF MARICOPA                  )

                  The foregoing instrument was acknowledged before me this 30th day of January, by Albert J. Boos, Jr.


                                                     /s/ Patty J. Kerl
                                                     -----------------
                                                     Notary Public

My Commission Expires:


December 6, 1998
- ----------------

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                                                                          Page 7

STATE OF ARIZONA                    )
                                    ) ss.
COUNTY OF MARICOPA                  )

                  The foregoing instrument was acknowledged before me this 1st day of February, 1996, by Steven D. Whiteman.


                                                     /s/ Valada E. Bolster
                                                     ---------------------
                                                     Notary Public

My Commission Expires:

December 3, 1998
- ----------------

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                                                                          Page 8

                                    EXHIBIT A
                                    ---------


1. Each of the following agreements is hereby amended to provide that the option thereunder shall be exercisable on the Termination Date (as defined in the foregoing Confidential Severance Agreement) with respect to the aggregate respective number of additional shares set forth below:

     o    Incentive Stock Option Agreement dated February 28, 1995: 7,083 shares

     o    Stock Option Agreement dated April 19, 1994:              1,292 shares

     o    Stock Option Agreement dated January 18, 1994:            1,083 shares


2. The Company hereby waives its right under section 5 of that certain Restricted Stock Purchase Agreement dated October 12, 1993, to repurchase and agrees to release to Employee, notwithstanding the provisions of section 6 of that same Agreement, an additional 5,000 shares, in addition to the 10,000 shares that already have been delivered to Employee.
     Notwithstanding any of the foregoing, none of the shares of stock so released shall be delivered to Employee until Employee has made payment of appropriate principal and accrued interest on that certain Promissory Note dated October 12, 1993.


3. The Company hereby waives until July 31, 1996, its right under that certain Promissory Note dated October 12, 1993, to accelerate payment upon termination of Employee's employment with the Company.


4. Except as expressly amended herein, each of the foregoing agreements shall remain in full force and effect, subject to all of the terms and conditions set forth in each respective agreement.

                                    EXHIBIT B
                                    ---------




                                      February 7, 1996


PERSONAL AND CONFIDENTIAL
- -------------------------

Steven D. Whiteman
VIASOFT, Inc.
3033 North 44th Street
Phoenix, Arizona  85018

Dear Steve:

                  This is to confirm that I have not revoked and will take no action to revoke the Confidential Severance Agreement that I executed on January 30, 1996, with VIASOFT.

                                     Very truly yours,


                                     /s/ Albert J. Boos, Jr.
                                     -----------------------
                                         Albert J. Boos, Jr.

                                    EXHIBIT C
                                    ---------


FOR IMMEDIATE RELEASE

                                                     CONTACT:
                                                     Kathy Schauer
                                                     Marketing Communications
                                                     VIASOFT, Inc.
                                                     (602) 952-0050 xl237


               VIASOFT APPOINTS HOLLAND AS CHIEF FINANCIAL OFFICER
      Phoenix, AZ (January 29, 1996) - - VIASOFT, Inc. (Nasdaq NM: VIAS) today announced that Alvin E. Holland, Jr. has been appointed chief financial officer and vice president of finance and administration, effective immediately. His responsibilities will include worldwide financial, treasury and corporate planning/development activities for the parent corporation and foreign subsidiaries, as well as responsibility for all administrative matters of the corporation. He will report to Steven D. Whiteman, CEO and president of VIASOFT.
      Holland replaces Albert J. Boos, Jr., who has resigned to pursue other interests. In his 2 1/2 years with VIASOFT, Mr. Boos made significant contributions to the Company, including implementing a new professional service management system, improving receivable and contractual management processes and preparing the Company for, and helping to lead it through, a successful initial public offering in March, 1995.
      Holland joins VIASOFT with more than 20 years of experience in financial and business planning management, primarily in the areas of corporate finance, corporate development, mergers and acquisitions, venture formation and venture management. He was actively involved, beginning in 1981, in the formation of Sterling Software, Inc. and served as its executive vice president, chief financial officer and treasurer from its inception through 1984 and also served as a director from inception until 1985. At Sterling Software, he had responsibility for global financial, treasury, acquisition and administrative activities of the parent corporation, along with six U.S. and three foreign subsidiaries. Prior to Sterling, he served as a partner of Arthur Young & Company (now Ernst & Young), where he specialized in mergers, acquisitions, business planning and international finance with a client base primarily in computer software and services, banking and consumer products. Immediately prior to joining VIASOFT, Holland served as president and managing director of Holland Investments, Inc. (dba First Dallas Group), which he founded in 1981 as The Holland Financial Group, Ltd., Inc.
                                     -more-

VIASOFT, Inc.
Appoints Holland as Chief Financial Officer
January 29, 1996


         "We're pleased to have someone of Al~'s extensive background join us at what is an extremely exciting time in VIASOFT's history," said Steven D.
Whiteman. "As part of the senior management team, he'll be instrumental in helping us with our short-term objective of providing an experienced interface to U.S. and foreign capital markets and financial communities. On a long-term basis, Al will also be critical to helping VIASOFT consistently evolve and broaden our focus, and establish a process by which to identify new market niches, evaluate key corporate acquisitions, manage our joint ventures and leverage the extraordinary base of solutions that has been our core foundation."

         VIASOFT is a leading provider of business solutions, consisting of integrated technology and specialized professional consulting services, designed to enable customers worldwide to cost effectively manage the maintenance and evolution of their existing applications. Headquartered in Phoenix, Arizona, VIASOFT provides sales and services through regional offices in the U.S. and a network of subsidiaries and distributors internationally.

         For more information on VIASOFT's products and services, please visit the company's World Wide Web site at http://www.viasoft.com.